UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 25, 2016

CONVERGYS CORPORATION

(Exact name of registrant as specified in its charter)

Ohio	1-14379	31-1598292
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 East Fourth Street Cincinnati, Ohio		45202
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (513) 723-7000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 25, 2016, John F. Barrett, age 66, notified Convergys Corporation (the “Company”) that he plans to retire from the Company’s Board of Directors (the “Board”) at the end of his current term in order to dedicate his time to other matters and interests. Accordingly, Mr. Barrett will not stand for reelection at the Company’s 2016 Annual Meeting of Shareholders.

Mr. Barrett is the longest tenured member of the Board, having served as a director since the Company’s initial public offering in 1998. Mr. Barrett is currently a member of the Board’s Compensation and Benefits Committee and has previously served on the Audit and Governance and Nominating Committees.

“John has been a valued and dedicated Board member for the past 18 years,” said Jeffrey H. Fox, the Chairman of the Board. “The Company’s shareholders, Board members and management have benefited greatly from his judgment, guidance and experience. We thank him for his commitment and his many years of service.”

As noted above, Mr. Barrett’s decision to retire from the Board is not a result of any disagreement with the Company, its management or the Board on any matter relating to the Company’s operations, policies or practices.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CONVERGYS CORPORATION

By:	/s/ Jarrod B. Pontius
Jarrod B. Pontius
General Counsel and Chief Administrative Officer

Dated: January 27, 2016